UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant  [  ]

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[  ]  Preliminary Proxy Statement
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[  ]  Soliciting Material Pursuant to §240.14a-12

ECHO THERAPEUTICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:
Joanne R. Soslow, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5262	Keith E. Gottfried, Esq. Alston & Bird LLP 950 F. Street, N.W. Washington, DC 20004-1404 (202) 239-3679

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Echo Therapeutics, Inc., a Delaware corporation (“Echo” or the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies from its stockholders in connection with its 2014 Annual Meeting of Stockholders and at any and all adjournments, postponements or reschedulings thereof (the “2014 Annual Meeting”). In connection with its 2014 Annual Meeting, Echo has filed a revised definitive proxy statement and a revised WHITE proxy card with the SEC on May 9, 2014.

Press Release Issued on June 6, 2014

Attached hereto is Echo’s press release, issued on June 6, 2014, in which Echo announced that ISS Proxy Advisory Services (“ISS”), a leading independent proxy advisory firm, has recommended to its clients that stockholders vote the WHITE proxy card FOR both of Echo’s nominees to its Board of Directors (the “Echo Board”) at the 2014 Annual Meeting. ISS’ clients include institutional investors, mutual funds, pension funds and other fiduciaries. As previously announced, Platinum and the other members of its dissident stockholder group (collectively, the “Platinum Group”) are pursuing a proxy contest to elect one nominee to the Echo Board at the 2014 Annual Meeting to be held on Thursday, June 19, 2014, at 10:00 a.m., local time, at the offices of Echo located at 10 Forge Parkway, Franklin, Massachusetts 02038. The record date for determining those stockholders eligible to receive notice of, and to vote at, the 2014 Annual Meeting is May 13, 2014.

In recommending that stockholders vote the WHITE proxy card FOR the director nominees recommended by the Echo Board, ISS concluded that the Platinum Group had not made a compelling case that further change to the composition of the Echo Board is warranted at this time. In reaching that conclusion, ISS noted that it did not believe that the Platinum Group had demonstrated that further change in the composition of the Echo Board would likely lead to some better outcome than the incumbent board’s current strategy.

Yesterday, Glass Lewis & Co. (“Glass Lewis”) another leading independent proxy advisory firm, also recommended that stockholders reject the Platinum Group’s nominee, Shepard Goldberg, and vote the WHITE proxy card in favor of the election of the Echo Board’s nominees. In its report, Glass Lewis, like ISS, concluded that it was not convinced that the board change proposed by the Platinum Group is warranted at this time. Glass Lewis also noted that the Platinum Group had failed to nominate a qualified board candidate free from significant conflicts and took note of the past track record of the Platinum Group’s nominee, Shepard Goldberg, who the Echo Board had previously interviewed and determined did not meet its criteria for Board membership. Mr. Goldberg is the first cousin and a longtime business associate of Michael M. Goldberg, M.D., Platinum’s current designee to the Echo Board. Among other things, the Echo Board considered that the majority of Mr. Goldberg’s career had been spent at a privately-held swimming pool products company, that the only public company board experience that Mr. Goldberg had was at companies where either Michael Goldberg or Platinum was an investor, and the potential effect of Mr. Goldberg’s familial relationship with Michael Goldberg as well as his past and present professional relationships with him and with Platinum on his ability to represent the interests of Echo and all of its stockholders. Mr. Goldberg had also failed to respond to a request from the Echo Board requesting information on how he would address potential conflicts of interests with Platinum and Michael Goldberg.

In order for stockholders to vote on the WHITE proxy card in support of the candidates nominated by the Echo Board, stockholders will be required to complete the revised form of WHITE proxy card that has been mailed to them or vote electronically as provided on the revised form of WHITE proxy card.

Stockholders are advised that they may receive proxy solicitation materials from the Platinum Group or other persons or entities affiliated with the Platinum Group, including an opposition proxy statement and gold proxy card. Stockholders are strongly urged NOT to sign or return the gold proxy card or voting instruction form that the Platinum Group may send to them, even as a protest vote against the Platinum Group or the Platinum Group’s nominee. If any stockholder signs a gold proxy card sent to them by the Platinum Group, however, such stockholder retains the right to change his or her vote. Only the latest dated proxy card voted will be counted.

Additional Information and Where To Find It

In connection with its 2014 Annual Meeting of Stockholders (including any adjournments, postponements or reschedulings thereof, the “2014 Annual Meeting”), Echo has filed a revised definitive proxy statement and a revised WHITE proxy card with the SEC on May 9, 2014. STOCKHOLDERS ARE URGED TO READ THE REVISED 2014 PROXY MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ECHO WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of Echo’s revised 2014 Proxy Statement and any other documents filed by Echo with the SEC in connection with the 2014 Annual Meeting, when available, at the SEC’s website (www.sec.gov), at Echo’s website (www.echotx.com) or by directing a request to Echo Therapeutics, Inc., 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, PA 19103, Attention: Investor Relations. In addition, copies of the proxy materials, when available, may be requested from Echo’s proxy solicitor, Laurel Hill Advisory Group, LLC, 2 Robbins Lane, Suite 201, Jericho, NY 11753 or toll-free at 1-888-742-1305.

Certain Participant Information

Echo, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Echo’s stockholders in connection with the 2014 Annual Meeting. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in Echo’s revised 2014 Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Annual Meeting.  Such information can also be found in Echo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014.

FOR IMMEDIATE RELEASE

For More Information:

Christine H. Olimpio Director, Investor Relations and Corporate Communications (215) 717-4104 colimpio@echotx.com	Sylvia Hermina Laurel Hill Advisory Group, LLC 516-933-3100 shermina@laurelhill.com

LEADING INDEPENDENT PROXY ADVISORY FIRM ISS JOINS GLASS LEWIS IN
RECOMMENDING THAT ECHO STOCKHOLDERS REJECT PLATINUM’S BOARD
NOMINEE SHEPARD GOLDBERG AND VOTE THE WHITE PROXY CARD

Both Leading Independent Proxy Advisory Firms Now Recommend
That Stockholders Vote FOR Echo’s Board Nominees

PHILADELPHIA, PA, June 6, 2014 – Echo Therapeutics, Inc. (NASDAQ: ECTE), a medical device company developing its Symphony® CGM System as a non-invasive, wireless continuous glucose monitoring system, today announced that ISS Proxy Advisory Services, a leading independent proxy advisory firm, has recommended to its clients that Echo stockholders vote the WHITE proxy card FOR the Echo Board of Directors’ director nominees at Echo’s Annual Meeting of Stockholders to be held on June 19, 2014. ISS’ clients include institutional investors, mutual funds, pension funds and other fiduciaries. As previously announced, the Platinum Group, a dissident stockholder group led by Platinum Management (NY) LLC, is pursuing a proxy contest to elect Shepard M. Goldberg to the Echo Board at Echo’s 2014 Annual Meeting in opposition to our highly qualified and very experienced director and Interim CEO, Robert F. Doman. With ISS and Glass Lewis making the same recommendation, both of the leading proxy advisory firms have now advised Echo’s stockholders to support the Echo Board’s nominees and reject the Platinum Group’s nominee, Shepard Goldberg.

In recommending that Echo stockholders vote the WHITE proxy card FOR the director nominees recommended by the Echo Board, ISS concluded that the Platinum Group had not made a compelling case that further change to the composition of the Echo Board is warranted at this time. In reaching that conclusion, ISS noted that it did not believe that the Platinum Group had demonstrated that change in board composition would likely lead to some better outcome than the incumbent board’s current strategy. The ISS report noted as follows “the dissident has not made a compelling case that further change to the composition of the board is necessary at this time. As such, shareholder support for the management slate of nominees is warranted.”

Yesterday, Glass Lewis & Co., another leading independent proxy advisory firm, also recommended that stockholders reject the Platinum Group’s nominee, Shepard Goldberg, and vote the WHITE proxy card in favor of the election of the Echo Board’s nominees. In its report, Glass Lewis, like ISS, concluded that it was not convinced that the board change proposed by the Platinum Group is warranted at this time. Glass Lewis also noted that the Platinum Group had failed to nominate a qualified board candidate free from significant conflicts and took note of the past track record of the Platinum Group’s nominee, Shepard Goldberg, who the Echo Board had previously interviewed and determined did not meet its criteria for Board membership. Mr. Goldberg is the first cousin and a longtime business associate of Michael M. Goldberg, M.D., Platinum’s current designee to the Echo Board. Among other things, the Echo Board considered that the majority of Mr. Goldberg’s career had been spent at a privately-held swimming pool products company, that the only public company board experience that Mr. Goldberg had was at companies where either Michael Goldberg or Platinum was an investor, and the potential effect of Mr. Goldberg’s familial relationship with Michael Goldberg as well as his past and present professional relationships with him and with Platinum on his ability to represent the interests of Echo and all of its stockholders. Mr. Goldberg had also failed to respond to a request from the Echo Board requesting information on how he would address potential conflicts of interests with Platinum and Michael Goldberg. In assessing Mr. Goldberg’s past record and his qualifications for membership on the Echo Board, Glass Lewis noted as follows:

“Perhaps the bigger argument to be made against supporting the Dissident’s contest at this time lies with the track record of the Dissident Nominee. In particular, we note that Mr. Goldberg’s tenure at three other public (or then-public) biopharmaceutical/biotech firms have been marred by significant declines in shareholder value (declines of between 85% and 100%), including one firm that had to file for Chapter 11 bankruptcy. In our view, this track record is not likely to engender much confidence in the Dissident Nominee’s ability to enhance shareholder value for the Company.”

In recommending that stockholders vote the WHITE proxy card to re-elect the Echo Board’s highly qualified and very experienced director nominee, Robert F. Doman, who brings to the Echo Board over 30 years of executive level, international and domestic management, business development, commercialization, product development and strategic planning experience and extensive experience in the medical device and pharmaceutical industries, Glass Lewis recognized how new Mr. Doman is to Echo and how unreasonable it would be for stockholders to hold Mr. Doman accountable for Echo’s underperformance, noting as follows:

“[W]e note that the management nominee that the Dissident is effectively seeking to remove at this meeting is Mr. Doman, who has served on the board for just over a year. Mr. Doman joined the Echo board in March 2013 as an independent, non-employee director, before later being appointed as executive chairman and interim CEO on August 26, 2013. Given Mr. Doman’s relatively brief tenure on the Company’s board thus far, and absent clear and compelling evidence that Mr. Doman has taken specific actions that are not in shareholders’ best interests (which we believe the Dissident has failed to provide), we believe that it would be unreasonable for shareholders to hold Mr. Doman accountable for the Company’s long-term underperformance at this time. Further, we note that for the brief unaffected period during which Mr. Doman has served as Echo’s interim CEO (i.e., between August 26, 2013 and April 16, 2014), the Company’s TSR [total shareholder return] was up approximately 30.3%, which was better than the average and median TSRs of the peer group over the same time period (18.7% and 7.6%, respectively).”

“We are very pleased that both of the leading independent, third-party proxy advisory firms have carefully reviewed the voting alternatives and have recommended that stockholders vote for Echo's director nominees on the WHITE proxy card,” said William F. Grieco, Echo’s Lead Independent Director.

To protect the value of their investment, Echo strongly recommends that all stockholders vote for their Board’s nominees on the WHITE proxy card TODAY—by telephone, Internet, or by signing, dating and returning the WHITE proxy card.

Echo is being advised in connection with the proxy contest by Morgan, Lewis & Bockius LLP and Alston & Bird LLP.  Laurel Hill Advisory Group, LLC is serving as Echo’s proxy solicitor.

Stockholders that need assistance in voting their shares or have any questions are urged to call Echo’s proxy solicitor, Laurel Hill Advisory Group, LLC, at (888) 742-1305

About Echo Therapeutics

Echo Therapeutics is developing the Symphony CGM System as a non-invasive, wireless, continuous glucose monitoring system for use initially in the critical care setting. A significant longer-term opportunity may also exist for Symphony to be used in the hospital beyond the critical care setting, as well as in patients with diabetes in the outpatient setting. Echo has also developed its needle-free skin preparation device, the Prelude® SkinPrep System, as a platform technology to enhance delivery of topical pharmaceuticals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to expectations, plans or prospects for Echo that are based upon the current expectations and beliefs of Echo’s management. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements including statements regarding our revised proxy materials. These forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those expressed or implied by such forward-looking statements.  Those risks and uncertainties include, but are not limited to, risks related to the actions of Platinum Management (NY) LLC and other activist stockholders, including the amount of related costs and the disruption caused to business and financing activities by these actions.  Other risks and uncertainties that may cause actual events to differ materially from the statements we have made herein are identified and described in more detail in Echo's filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2013, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements in this Press Release are made as of the date hereof. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Echo does not expect to, and disclaims any obligation to, publicly update, amend or clarify any forward-looking statements whether as a result of new information, future events or otherwise. Echo, however, reserves the right to update such statements or any portion thereof at any time for any reason.

Important Additional Information

Echo has filed revised proxy materials with the SEC in connection with its 2014 Annual Meeting of Stockholders (including any adjournments, postponements or reschedulings thereof, the “2014 Annual Meeting”), including a revised definitive proxy statement and a revised definitive form of WHITE proxy card on May 9, 2014, in connection with Echo’s solicitation of proxies. STOCKHOLDERS ARE URGED TO READ THE REVISED 2014 PROXY MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ECHO WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of Echo’s revised 2014 Proxy Statement and any other documents filed by Echo with the SEC in connection with the 2014 Annual Meeting, when available, at the SEC’s website (www.sec.gov), at Echo’s website (www.echotx.com) or by directing a request to Echo Therapeutics, Inc., 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, PA 19103, Attention: Investor Relations. In addition, copies of the proxy materials, when available, may be requested from Echo’s proxy solicitor, Laurel Hill Advisory Group, LLC, 2 Robbins Lane, Suite 201, Jericho, NY 11753 or toll-free at 1-888-742-1305.

Certain Participant Information

Echo, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Echo’s stockholders in connection with the 2014 Annual Meeting. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in Echo’s revised 2014 Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Annual Meeting. Such information can also be found in Echo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014.